As filed with the Securities and Exchange Commission on September 22, 2005
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUINTANA MARITIME LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	98-0454094 (I.R.S. Employer Identification No.)
Quintana Maritime Limited
c/o Quintana Management LLC
Attention: Stamatis Molaris
Pandoras 13 & Kyprou Street
166 74 Glyfada, Greece
Telephone: 011-30-210-898-5056
(Address and telephone number of Registrant’s principal executive offices)
QUINTANA MARITIME LIMITED 2005 STOCK INCENTIVE PLAN
(Full Title of Plan)
Seward & Kissel LLP
Attention: Gary J. Wolfe, Esq.
One Battery Park Plaza
New York, New York 10004
(212) 574-1200
(Name, address and telephone number of agent for service)
Copies to:
Allan D. Reiss
Vinson & Elkins L.L.P.
666 Fifth Avenue
26th Floor
New York, New York 10103
(212) 237-0000
(telephone number)
(212) 237-0100
(facsimile number)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of securities	Amount to be	maximum offering	maximum aggregate	Amount of
to be registered	registered(1)	price per share(2)	offering price(2)	registration fee
Common Stock, $.01 par value(1)	3,000,000 Shares	$11.60	$34,800,000	$4,095.96

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also registers such indeterminate number of shares of Common Stock as may become issuable by reason of the operation of the anti-dilution provisions of the Quintana Maritime Limited 2005 Stock Incentive Plan, by reason of certain corporate transactions, other events or other laws.

(2)	The price is estimated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based on the average of the high and low prices per share of Quintana Maritime Limited Common Shares on September 20, 2005.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
Item 1. Plan Information.
     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement on Form S-8 (the “Registration Statement”) in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information.
     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents have been filed with the Securities and Exchange Commission (the “Commission”) by Quintana Maritime Limited, a Marshall Islands corporation (the “Company”), and are incorporated herein by reference and made a part hereof:
     (a) The Company’s Prospectus filed pursuant to Rule 424(b)(1) (Registration No. 333-124576);
     (b) The description of the Company’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A/A as filed with the Commission on July 5, 2005 including any amendments or reports filed for the purpose of updating such description;
     (c) All other filings made by us with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act since July 14, 2005.
     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange subsequent to the effective date hereof and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The bylaws of the Registrant provide that every director and officer of the Registrant shall be indemnified out of the funds of the Registrant against:
(1)	all civil liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director or officer acting in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election, provided always that such indemnity shall not extend to any matter which would render it void pursuant to any Marshall Islands statute from time to time in force concerning companies insofar as the same applies to the Registrant (the “Companies Acts”); and

(2)	all liabilities incurred by him as such director or officer in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.
     Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:
     Indemnification of directors and officers.
(1)	Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2)	Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)	When director or officer successful. To the extent that director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4)	Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)	Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(6)	Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
No.	Description
4.1
The Quintana Maritime Limited 2005 Stock Incentive Plan, effective July 12, 2005, incorporated by reference to Amendment No. 2 to the Registration Statement of Quintana Maritime Limited on Form S-1 (Registration No. 333-124576) filed June 30, 2005, Exhibit 10.9.

4.2
First Amended and Restated Articles of Incorporation of Quintana Maritime Limited, incorporated by reference to Amendment No. 3 to the Registration Statement of Quintana Maritime Limited on Form S-1 (Registration No. 333-124576) filed July 13, 2005, Exhibit 3.1.

4.3
Amended and Restated Bylaws of Quintana Maritime Limited, incorporated by reference to Amendment No. 2 to the Registration Statement of Quintana Maritime Limited on Form S-1 (Registration No. 333-124576) filed June 30, 2005, Exhibit 3.2.

5.1	Opinion of Seward & Kissel LLP
23.1	Consent of Deloitte. Hadjipavlou, Sofianos & Cambanis S.A., Independent Registered Public Accounting Firm.
23.2	Consent of Seward & Kissel LLP (included in the opinion filed as Exhibit 5.1 hereto).
24.1	Power of Attorney (included in the signature pages hereto).
Item 9. Undertakings.
     (a) Rule 415 Offering. The Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the of Glyfada, the country of Greece, on September 22, 2005

QUINTANA MARITIME LIMITED
By:	/s/ Stamatis Molaris
Stamatis Molaris
Chief Executive Officer and President

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stamatis Molaris, Paul Cornell, and Joseph R. Edwards and each of them, any one of whom may act without the joinder of the other, as his true and lawful attorney-in-fact to sign on his behalf and in the capacity stated below and to file any and all amendments and post-effective amendments to this Registration Statement, with all exhibits thereto, with the Securities and Exchange Commission, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.
     Pursuant to the requirements of the Securities Act this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stamatis Molaris Stamatis Molaris	Chief Executive Officer, President and Director (Principal Executive Officer)	September 22, 2005

/s/ Paul J. Cornell Paul J. Cornell	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	September 22, 2005

/s/ Corbin J. Robertson, Jr. Corbin J. Robertson, Jr.	Chairman	September 22, 2005

/s/ Joseph R. Edwards Joseph R. Edwards	Director	September 22, 2005

/s/ Corbin J. Robertson III Corbin J. Robertson III	Director	September 22, 2005

Signature	Title	Date

/s/ Hans J. Mende Hans J. Mende	Director	September 22, 2005

/s/ Gurpal Singh Grewal Gurpal Singh Grewal	Director	September 22, 2005

/s/ S. James Nelson S. James Nelson	Director	September 22, 2005

EXHIBIT INDEX

Exhibit
No.	Description
4.1*
The Quintana Maritime Limited 2005 Stock Incentive Plan, effective July 12, 2005, incorporated by reference to Amendment No. 2 to the Registration Statement of Quintana Maritime Limited on Form S-1 (Registration No. 333-124576) filed June 30, 2005, Exhibit 10.9.

4.2*
First Amended and Restated Articles of Incorporation of Quintana Maritime Limited, incorporated by reference to Amendment No. 3 to the Registration Statement of Quintana Maritime Limited on Form S-1 (Registration No. 333-124576) filed July 13, 2005, Exhibit 3.1.

4.3*
Amended and Restated Bylaws of Quintana Maritime Limited, incorporated by reference to Amendment No. 2 to the Registration Statement of Quintana Maritime Limited on Form S-1 (Registration No. 333-124576) filed June 30, 2005, Exhibit 3.2.

5.1**	Opinion of Seward & Kissel LLP
23.1**	Consent of Deloitte. Hadjipavlou, Sofianos & Cambanis S.A., Independent Registered Public Accounting Firm.
23.2	Consent of Seward & Kissel LLP (included in the opinion filed as Exhibit 5.1 hereto).
24.1	Power of Attorney (included in the signature pages hereto).

*	The exhibits have previously been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.

**	Filed herewith.